UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20579

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 4, 2016

LITTELFUSE, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20388	36-3795742
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL 60631 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement.

On March 4, 2016, Littelfuse, Inc., a Delaware corporation (the “Company”), certain subsidiaries of the Company pursuant to Section 2.16 of the Credit Agreement, as designated borrowers (the “Designated Borrowers,” together with the Company, the “Borrowers”), and certain subsidiaries of the Company, as guarantors, entered into a credit agreement (the “Credit Agreement”) with each of the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof (the “Lenders”), Bank of America, N.A., as agent, JPMorgan Chase Bank, N.A., as syndication agent, BMO Harris Bank, N.A., PNC Bank, National Association and Wells Fargo Bank, National Association, as co-documentation agents, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as sole bookrunner and joint lead arranger, and JPMorgan Chase Bank, N.A., as joint lead arranger, providing for (i) an unsecured revolving credit facility in an amount of up to $575.0 million and (ii) and unsecured term loan credit facility in an amount of up to $125.0 million, effective immediately. In addition, the Company has the ability, from time to time, to increase the size of the revolving credit facility and the term loan facility by up to an additional $150.0 million, in the aggregate, in each case in minimum increments of $25.0 million, subject to certain conditions and the agreement of participating Lenders. The Credit Agreement replaces the Company’s credit agreement, dated as of May 31, 2013, between the Company and the other parties thereto, and unless terminated earlier, will terminate on March 4, 2021. The credit facility, evidenced by the Credit Agreement, is available to finance certain permitted acquisitions (including the previously announced TE Connectivity transaction), for working capital, for capital expenditures, to refinance certain existing indebtedness and for general corporate purposes. The obligations of the Borrowers under the Credit Agreement and other ancillary loan documents are jointly and severally guaranteed by all existing and future, direct and indirect, domestic subsidiaries of the Company (except certain domestic subsidiaries owned by a controlled foreign corporation). Any obligations of any Designated Borrowers pursuant to Section 2.16 of the Credit Agreement will be guaranteed by the Company.

Capitalized terms used in the description below without definition shall have the meanings specified in the Credit Agreement.

Loans under the Credit Agreement bear interest as follows: (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A)(1) the Eurocurrency Rate for such Interest Period multiplied (without duplication of the Borrowers’ obligations under Section 3.04 of the Credit Agreement) by (2) the Statutory Reserve Rate, plus (B) the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

The Company shall pay to Bank of America, N.A., for the account of the Lenders, a commitment fee equal to the Applicable Rate multiplied by the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of the Revolving Loans and (ii) the Outstanding Amount of the L/C Obligations. The commitment fee shall be due and payable in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.

Revolving Loans may be borrowed, repaid and reborrowed until March 4, 2021, at which time all amounts borrowed must be repaid. Accrued interest on the loans is payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified in the Credit Agreement. Subject to certain conditions, (i) the Company may terminate or reduce the Aggregate Revolving Commitments in whole or in part and (ii) a Borrower may prepay the loans at any time, without premium or penalty. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

Among other terms and conditions applicable to the Incremental Term Loans (made pursuant to the $150.0 million expansion option summarized above), the Incremental Term Loans shall not mature earlier than the Maturity Date (but may have amortization prior to such date), provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Terms Loans may be priced differently than the Revolving Loans and the initial Term Loans.

The Credit Agreement contains customary representations and warranties. The Credit Agreement also contains customary affirmative and negative covenants, including covenants that limit or restrict the Company’s ability to, among other things, grant liens, make investments, incur indebtedness (at the Company or subsidiary level), merge or consolidate and make certain payments, in each case subject to customary exceptions for a credit facility of this size and type. The Company is also required to maintain compliance with a consolidated interest coverage ratio and a consolidated leverage ratio.

The Credit Agreement includes customary events of default that include, among other things, payment and non-payment defaults, covenant defaults, inaccuracy of representations and warranties, cross-default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement.

In the ordinary course of their respective businesses, certain of the Lenders and the other parties to the Credit Agreement and their respective affiliates are, and may become in the future, customers of the Company and have engaged, or may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1.

ITEM 1.02     Termination of a Material Definitive Agreement.

On March 4, 2016, the Company terminated that certain credit agreement, dated as of May 31, 2013, among the Company, each of the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof, JPMorgan Chase Bank, N.A., as agent, Bank of America, N.A., as syndication agent, Wells Fargo Bank, National Association and PNC Bank, National Association, as co-documentation agents, J.P. Morgan Securities, LLC, as sole bookrunner and joint lead arranger, and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger (the “Prior Credit Agreement”). The Prior Credit Agreement was a revolving credit facility with a commitment for up to $275.0 million and a term loan credit facility with a commitment for up to $100.0 million, with a potential increase of up to $150.0 million upon request of the Company and agreement of the lenders. The Company terminated the Prior Credit Agreement in advance of its expiration date and repaid all amounts outstanding under the Prior Credit Agreement using funds drawn under the Credit Agreement.

ITEM 2.03     Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 4, 2016, the Company entered into the Credit Agreement described in Item 1.01 above, which information is incorporated by reference into this Item 2.03.

ITEM 9.01     Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description of Exhibit

10.1

Credit Agreement, dated as of March 4, 2016, among Littelfuse, Inc., certain subsidiaries of the company identified therein, as the Designated Borrowers, certain subsidiaries of the company identified therein, as the Guarantors, Bank of America, N.A., as Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, BMO Harris Bank, N.A., PNC Bank, National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as Sole Bookrunner and Joint Lead Arranger, and JPMorgan Chase Bank, N.A., as Joint Lead Arranger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LITTELFUSE, INC.

Date: March 10, 2016	By:	/s/ Philip G. Franklin
Philip G. Franklin
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1

Credit Agreement, dated as of March 4, 2016, among Littelfuse, Inc., certain subsidiaries of the company identified therein, as the Designated Borrowers, certain subsidiaries of the company identified therein, as the Guarantors, Bank of America, N.A., as Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, BMO Harris Bank, N.A., PNC Bank, National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as Sole Bookrunner and Joint Lead Arranger, and JPMorgan Chase Bank, N.A., as Joint Lead Arranger.